EXHIBIT 10.2

                               PROMISSORY NOTE


$40,000.00                                                  June 18, 2001
                                                            Denver, Colorado


     Mountain States Lending, Inc. ("Undersigned") hereby promises to pay to the order of The Charitable Remainder Trust of Timothy J. Brasel the sum of Forty Thousand Dollars ($40,000.00), with interest at the rate of nine percent (9%) per annum until paid. Such principal and all accrued interest shall be payable on the earlier of the closing of the initial public offering of Mountain States Lending, Inc. or December 18, 2001.

     If not so paid, all principal and interest, at the option of the Holder, or its assigns, shall become immediately due and payable.

     Interest shall be computed on the basis of a 365-day year or 366-day year as applicable, and actual days lapsed. Undersigned shall have the privilege of prepaying the principal under this Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal, then to late charges.

     Undersigned shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Note. In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Undersigned in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

                              MOUNTAIN STATES LENDING, INC.


                              By:/s/ Mark E. Massa
                                 Mark E. Massa, President